                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Technologic, Inc.
Norcross, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 20, 1999, relating to the financial statements of Technologic, Inc. appearing in eSoft Inc.'s Form 8K/A dated November 17, 1999.

We also consent to the references to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman

Atlanta, Georgia
November 24, 1999
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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

eSoft, Inc.
Broomfield, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 1999, relating to the financial statements of eSoft, Inc. appearing in the Company's Annual Report on Form 10-KSB/A-1 for the year ended December 31, 1999, our report dated July 16, 1999, relating to the supplemental consolidated financial statements of eSoft, Inc. appearing in the Company's Form 8-K dated August 9, 1999, and our report dated November 17, 1999, relating to the consolidated financial statements of eSoft, Inc. appearing in the Company's Form 8-K dated November 24, 1999.

We also consent to the references to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman

Denver, Colorado
November 24, 1999